POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INVESTMENT SERIES FUNDS, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Strategic Yield Portfolio, a portfolio of EquiTrust Series Fund, Inc., into Federated Bond Fund, a portfolio of Federated Investment Series Funds, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue John F. Donahue	Director	April 14, 2011

/S/ J. Christopher Donahue J. Christopher Donahue	President and Director (Principal Executive Officer)	April 14, 2011

/S/ Richard A. Novak Richard A. Novak	Treasurer (Principal Financial Officer)	April 14, 2011

/S/ Nicholas P. Constantakis Nicholas P. Constantakis	Director	April 14, 2011

/S/ John F. Cunningham John F. Cunningham	Director	April 14, 2011

/S/ Maureen Lally-Green Maureen Lally-Green	Director	April 14, 2011

/S/ Peter E. Madden Peter E. Madden	Director	April 14, 2011

Merger of EquiTrust Series Fund Strategic Yield Portfolio into Federated Bond Fund

/S/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	Director	April 14, 2011

/S/ R. James Nicholson R. James Nicholson	Director	April 14, 2011

/S/ Thomas M. O’Neill Thomas M. O’Neill	Director	April 14, 2011

/S/ John S. Walsh John S. Walsh	Director	April 14, 2011

/S/ James F. Will James F. Will	Director	April 14, 2011